UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

Amber Road, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)    On July 17, 2014, Amber Road, Inc. (the "Company") issued a press release (the "Press Release") announcing that effective July 24, 2014, John W. Preuninger will be resigning as President, Chief Operating Officer and as a member of the Board of Directors (the “Board”) of the Company.  Mr. Preuninger’s resignation from the Board does not result from any disagreement he has with the Company about the operations, policies, or practices of the Company.
In connection with Mr. Preuninger's resignation, the Company and Mr. Preuninger entered into a separation agreement and general release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement and provided that he does not revoke his acceptance of the Separation Agreement before July 24, 2014, Mr. Preuninger shall continue as an employee of the Company through November 2, 2014 (the “Separation Date”). As an employee, he shall be entitled to continue to receive his base salary at the current rate of $350,000 per annum through the Separation Date. Subject to his continued compliance with the terms of the Separation Agreement, including without limitation the terms of his Confidential Information, Assignment of Rights, Non-Solicitation and Non-Competition Agreement, dated as of March 3, 2014, Mr. Preuninger shall also be entitled to receive (i) an amount equal to 22 months of his base salary (the "Severance Amount") paid in a lump sum on January 15, 2015; (ii) a completion bonus of $175,000 on the first anniversary of the Separation Date; and (iii) an equity award in the form of 10,606 restricted stock units that would vest on the first anniversary of the Separation Date. Mr. Preuninger will also be entitled to the continuation of certain group health, dental and vision plan benefits and for the payment or reimbursement for premium payments under the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for him and his eligible dependents for continuation coverage under such benefit plans for up to 24 months following the Separation Date. Mr. Preuninger and the Company also agreed to customary releases of claims.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
(b)    The Press Release also announced that on July 17, 2014, Cho Ying Davy Ho was appointed as a new member of the Board. Mr. Ho, age 66, is an executive director of Swire Properties Limited. Mr. Ho was designated a Class II member of the Board and will serve a term expiring at the annual meeting of stockholders of the Company in 2016.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Separation Agreement and General Release dated July 16, 2014, between the Company and John W. Preuninger.
99.1	Press release issued by Amber Road, Inc. on July 17, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBER ROAD, INC.

Dated:	July 17, 2014	By:	/s/ Elliot Brecher
Elliot Brecher
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release dated July 16, 2014, between the Company and John W. Preuninger.
99.1	Press release issued by Amber Road, Inc. on July 17, 2014